UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2009 (May 1, 2009)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
400 Interpace Parkway Building A Parsippany, NJ 07054 (Address of principal executive office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2009, the Board of Directors of TDS Investor (Cayman) L.P. (the “Partnership”), our ultimate parent company, approved the Travelport 2009 Long Term Incentive Program (the “2009 LTIP”).  The 2009 LTIP provides for grants of Restricted Equity Units (“REUs”) to certain executives of the Company pursuant to the TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan (the “Interest Plan”), the Sixth Amended and Restated Agreement of Exempted Limited Partnership in respect of the Partnership and the LTIP Award Agreements (as defined below).  The Board of the Partnership also approved grants of REUs under the 2009 LTIP to certain executives of the Company, effective May 1, 2009.  The REUs will vest over a four-year period, based on the Company’s performance, and on the terms and conditions set forth in the LTIP Award Agreements.

Grants of REUs to our Named Executive Officers under the 2009 LTIP were as follows:  Jeff Clarke — 7,394,368 REUs; Gordon Wilson — 3,541,136 REUs; Kenneth Esterow — 2,640,844 REUs; and Eric J. Bock — 2,257,924 REUs.

Forms of the Interest Plan, the 2009 LTIP Equity Award Agreement (Restricted Equity Units) — U.S. Senior Leadership Team and the 2009 LTIP Equity Award Agreement (Restricted Equity Units) for Gordon Wilson (the 2009 LTIP Equity Award Agreements are collectively referred to as “the LTIP Award Agreements”) will be filed as exhibits to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.  The form of the TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership was filed as Exhibit 10.28 to the Annual Report on Form 10-K filed by the Company on May 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: May 7, 2009